Exhibit 99.1

 COLUMBIA BANCORP SHAREHOLDERS APPROVE MERGER WITH FULTON FINANCIAL CORPORATION

    COLUMBIA, Md., Dec. 5 /PRNewswire-FirstCall/ -- Columbia Bancorp
(Nasdaq: CBMD) ("Columbia") announced today that shareholders approved the acquisition of Columbia by Fulton Financial Corporation (Nasdaq: FULT) ("Fulton"), a $12.3 billion financial holding company based in Lancaster, PA.

    The vote at the special shareholders' meeting today was required for the merger to proceed. Upon receipt of the required regulatory approvals, Fulton and Columbia expect to complete the merger in the first quarter of 2006.

    Columbia is the holding company for The Columbia Bank, which is headquartered in Columbia, Maryland. The company has approximately $1.3 billion in assets and currently operates 19 full-service community banking offices and 5 retirement community banking offices in Howard, Montgomery, Prince George's and Baltimore Counties, Maryland, as well as Baltimore City.

    The Columbia Bank will be Fulton's 15th banking affiliate and will continue to operate as The Columbia Bank.

    Fulton operates 232 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank, Hackettstown, NJ; Premier Bank, Doylestown, PA; Resource Bank, Virginia Beach, VA; First Washington State Bank, Windsor, NJ; and Somerset Valley Bank, Somerville, NJ.

    Fulton's additional financial services providers include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc., Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA. Residential mortgage lending is offered by all banks through Fulton Mortgage Company and Resource Mortgage.

    Additional information on Columbia Bancorp and Fulton Financial Corporation is available on the Internet at http://www.thecolumbiabank.com and http://www.fult.com, respectively.

    Additional Information and Where to Find It: A Registration Statement on Form S-4, including a Proxy Statement/Prospectus, has been filed with and declared effective by the SEC in connection with the proposed transaction. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully. The Registration Statement and the Proxy Statement/Prospectus contain important information about Fulton, Columbia Bancorp, the acquisition of Columbia Bancorp by Fulton, the persons soliciting proxies relating to the merger, their interests in the merger and related matters. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from Fulton by directing a request to George R. Barr, Secretary, at
(717) 291-2411 or from Columbia Bancorp by directing a request to John A. Scaldara, Jr., President and COO, at (410) 423-8012.

    In addition to the Registration Statement and the Proxy Statement/Prospectus, Fulton and Columbia Bancorp file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Fulton's and Columbia Bancorp's filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

SOURCE  Columbia Bancorp

    -0-                             12/05/2005
    /CONTACT: John M. Bond, Jr., Chairman and CEO, +1-410-423-8010, or John A. Scaldara, Jr., President and COO, +1-410-423-8012, both of Columbia Bancorp/
    /First Call Analyst: /
    /Company News On-Call: http://www.prnewswire.com/comp/127921.html/ /Web site: http://www.fult.com /
    /Web site:  http://www.thecolumbiabank.com /
    (CBMD FULT)